Exhibit 10.17

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is entered into as of the 1st day of August, 2013, by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (“Borrower”) and HEARTLAND BANK, a federal savings bank (“Lender”).

WITNESSETH:

WHEREAS, the Borrower has an existing revolving credit facility with Lender (the “Existing Loan”), pursuant to that certain Second Amended and Restated Loan Agreement entered into by and between Lender and Borrower, dated as of August 1, 2011, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of August 1, 2012 (as so amended, the “Loan Agreement”);

WHEREAS, Borrower and Lender have agreed to amend the Loan Agreement to change the terms and conditions of the revolving credit facility, including extending the maturity date thereof;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall from the date hereof refer to the Loan Agreement as amended hereby.

SECTION 2.     Amendments to Loan Agreement.  Subject to the satisfaction and occurrence of each of the conditions set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows, effective as of the date hereof:

2.1.           At Section 1.1 of the Loan Agreement, replace the definition of Maturity Date in its entirety as follows:

“Maturity Date” means August 1, 2014.

2.2.           At Section 1.1 of the Loan Agreement, replace the definition of Note in its entirety as follows:

“Note” means the Promissory Note dated as of August 1, 2013 executed by Borrower and payable to the order of Lender, the form of which is attached hereto and incorporated herein as Exhibit A, and any amendments, modifications, restatements, replacements, renewals or refinancing thereof.

2.3           Exhibit A to the Loan Agreement is hereby deleted in its entirety, and is replaced with the Exhibit A attached to this Amendment.

SECTION 3.     Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction and occurrence of each of the following conditions precedent:

3.1.           Lender shall have received executed counterparts of the following documents, each containing terms satisfactory to Lender:

(a)           this Amendment;

(b)           replacement Promissory Note in the form and containing the terms as attached hereto as Exhibit A (the “Replacement Note”); and

(c)            such other documents and certificates as Lender may reasonably require.

3.2           Lender shall have received from Borrower a fee in an amount equal to Two Thousand Five Hundred and NO/100 Dollars ($2,500.00) in connection with the renewal of the Existing Loan and in order to compensate Lender for the costs associated with structuring, processing, approving and closing the Existing Loan renewal, but excluding expenses for which Borrower has agreed elsewhere to reimburse Lender.  The fee shall be fully earned by Lender when received and, except as otherwise set forth herein, shall not be subject to refund or rebate.  All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

SECTION 4.     Representations and Warranties.  Borrower represents and warrants to Lender that:

4.1.           The representations and warranties of Borrower contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date);

4.2.           Borrower is in compliance with all the terms and provisions set forth in the Loan Agreement and no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Amendment; and

4.3           This Amendment and any and all agreements, notes, or other documents executed in connection herewith have been duly and validly executed by an authorized officer of the Borrower and constitute the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.  The Loan Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.  The Borrower hereby ratifies and confirms the Loan Agreement, as amended by this Amendment.

SECTION 5.     Voluntary Agreement.  Each party represents and warrants to the other that it has consulted or has had the opportunity to consult with counsel regarding this Amendment, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Amendment.

SECTION 6.     Release.  In consideration of the agreement of Lender to modify the terms of the Loan Agreement as set forth in this Amendment, Borrower hereby releases, discharges, and acquits forever Lender and any of its officers, directors, servants, agents, employees, and attorneys, past and present, from any and all claims, demands, and causes of action, of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known to Borrower, arising out of or relating to the loans evidenced by the Loan Agreement, as hereby amended, or Lender’s administration of same or any other actions taken pursuant to the Loan Agreement or under any other documents or instruments evidencing loans made by Lender to Borrower or the administration of

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same; provided, however, that the foregoing release and the following indemnity relate only to actions or inactions of Lender through the date hereof. Borrower hereby further indemnifies and holds Lender, and all officers, directors, servants, agents, employees, and attorneys of Lender, past or present, harmless from any and all such claims, demands, and causes of action by Borrower, or anyone claiming by, through, or under Borrower, said indemnity to cover all losses and expenses incurred by the Lender, its officers, directors, servants, agents, employees, or attorneys, past or present, in connection with any such claims, demands, or cause of action, including all attorneys’ fees and costs.

SECTION 7.     Payment of Costs/Expenses.  Without limiting the generality of provisions in the Loan Agreement relating to payment of Lender’s costs and expenses, the Borrower will pay all out-of-pocket expenses, costs, and reasonable charges of attorneys incurred by Lender in connection with the preparation and implementation of this Amendment, the Replacement Note and related documents.

SECTION 8.     Authority.  By execution hereof, each of the persons signing on behalf of the parties hereto hereby represents and warrants that each is fully authorized to act and execute this Agreement on behalf of their respective party.

SECTION 9.     Other Documents/Provisions to Remain in Force.  Except as expressly amended hereby, the Loan Agreement and all documents and instruments executed in connection therewith or contemplated thereby and all indebtedness incurred pursuant thereto, shall remain in full force and effect and are in all respects hereby ratified and affirmed.  No reference to this Amendment need be made in any instrument or document at any time referring to the Loan Agreement, a reference to the Loan Agreement in any of such to be deemed to be reference to the Loan Agreement, as amended hereby.

SECTION 10.   Successors and Assigns.  Subject to any restriction on assignment set forth in the Loan Agreement, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11.   Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute together but one and the same agreement.

SECTION 12.   Headings; Recitals.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.  The recitals set forth herein are hereby incorporated into this Amendment and form a part hereof, the truth and accuracy of which is evidenced by each party’s execution hereof.

SECTION 13.   Incorporation by Reference.  The Loan Agreement and all exhibits thereto, and the exhibits to this Amendment (if any), are incorporated herein by this reference.

SECTION 14.   Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Missouri.

SECTION 15.  Missouri Revised Statute - §432.047.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL

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THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH THE LOAN DOCUMENTS, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

[The Remainder of this Page is Left Blank Intentionally]

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COUNTERPART SIGNATURE PAGE TO
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the day and year first above written.

BORROWER THE FEMALE HEALTH COMPANY

By:	/s/ O.B. Parrish
Name:	O.B. Parrish
Title:	Chairman and CEO

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

On this 25th day of July, 2013, before me appeared O.B. Parrish, in his capacity as Chairman and CEO of The Female Health Company, a Wisconsin corporation, to me personally known, who, being by me duly sworn, did say that he is the Chairman and CEO of The Female Health Company, a Wisconsin corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors, and said O.B. Parrish, as Chairman and CEO, acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Rebecca Lynn Bouck
Notary Public

My Commission Expires:	12/16/15

COUNTERPART SIGNATURE PAGE TO
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the day and year first above written.

LENDER HEARTLAND BANK

By:	/s/ Nicholas Overkamp
Name:	Nicholas Overkamp
Title:	Vice President

STATE OF MISSOURI	)
) SS
COUNTY OF ST. LOUIS	)

On this 29th day of July, 2013, before me appeared Nicholas Overkamp, to me personally known, who being by me duly sworn did say that he/she is a Vice President of Heartland Bank, a federal savings bank, and that said instrument was signed on behalf of said bank and said Nicholas Overkamp, as Vice President, acknowledged said instrument to be the free act and deed of said bank.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year last above written.

/s/ Tammy L. Ziegelmeyer
Notary Public

My Commission Expires:	01/24/2014

EXHIBIT A

Promissory Note

(see attached)

PROMISSORY NOTE

US $2,000,000.00	St. Louis, Missouri
Dated as of August 1, 2013

FOR VALUE RECEIVED, the undersigned, THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the “Borrower”), hereby promises to pay to the order of HEARTLAND BANK, a federal savings bank (the “Lender”), at its office at 212 S. Central Avenue, Clayton, Missouri 63105 (the “Lender’s Address”), or at such other office as the Lender may subsequently designate in writing, (i) on August 1, 2014 (the “Maturity Date”), the principal amount of Two Million Dollars (US $2,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made hereunder by the Lender to the Borrower prior to said date, (ii) interest on such principal amount at the interest rate per annum for each advance, as determined in accordance with the terms specified below (but in no event in excess of the maximum rate permitted by applicable law), and (iii) any and all other sums which may be owing to the Lender by the Borrower pursuant to this Note.  All advances made hereunder by the Lender to the Borrower and all payments made on account of principal hereof and interest hereunder shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto; provided, however, that the Lender’s failure to record any such advance or payment shall not limit or otherwise affect the obligations of the Borrower under this Note.

1.           Definitions.  Each initially capitalized term used herein shall have the meaning set forth in Schedule A.  Any capitalized terms used herein, but not otherwise defined herein or on Schedule A attached hereto, shall have the meaning ascribed to such term(s) as set forth in the Loan Agreement.

2.           Advances.  Subject to the terms and conditions hereof and the Loan Agreement, and in reliance upon the representations and warranties of the Borrower contained in the Loan Agreement, the Lender agrees to make advances to the Borrower from time to time during the period commencing on the date of this Note and ending on the Maturity Date in an aggregate principal amount at any time outstanding not to exceed the Commitment.  The Borrower agrees that it will use the proceeds of any such advance for the purposes set forth in the Loan Agreement.  Borrower further agrees that it will not use the proceeds of any such advance for any illegal or unlawful purpose.  Each request for an advance hereunder shall be made by a Borrowing Officer on written notice received by the Lender in the form set forth on Exhibit A attached hereto not later than 12:00 noon (St. Louis time) of the Business Day of such advance, shall specify the amount thereof, and shall be irrevocable and binding upon the Borrower.  Except as the Borrower and the Lender may otherwise mutually agree, the proceeds of each advance hereunder shall be wired to an account specified by the Borrower.

3.           Interest Rate.  For the period from the date hereof until maturity (whether by acceleration or otherwise) the Borrower promises to pay interest, in arrears, on the from time to time unpaid principal amount of each advance hereunder on the first Business Day of each month beginning September 1, 2013, at the Stated Rate; provided, however, that with respect to any advance or other obligation of the Borrower hereunder which is not paid at maturity, or which remains unpaid following the commencement, by or against the Borrower, of a case under

Title 11 of the United States Code, the Borrower promises to pay interest on such advance or other obligation from the date of maturity or the date such case is commenced, until such advance or other obligation is paid in full, payable upon demand, at a rate per annum (in lieu of the Stated Rate in effect at such time) equal at all times to the Overdue Rate, but in no event in excess of the maximum rate permitted by law. All computations of interest with respect to each advance hereunder shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) in the period for which such interest is payable. This calculation method results in a higher effective interest rate than the numeric interest rate provided for under this Note. After maturity, by acceleration or otherwise, and/or upon an Event of Default, this Note shall bear interest at the Default Rate. A late charge equal to five percent (5%) of the payment amount shall be assessed for each payment not received by Lender by the date ten (10) days after the due date therefor.

4.           Payments.

(a)           Time of Payments.  All payments of principal, interest, fees, and other amounts due under this Note shall be made to the Lender at the Lender’s Address in lawful money of the United States not later than 2:00 p.m. (St. Louis time) on the day when due, without defense, claim, counterclaim, setoff or right of recoupment.

(b)           Final Payment.  On the Maturity Date of this Note as provided in the Loan Agreement, Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate principal amount outstanding under this Note and due on such date, together with accrued interest thereon, all fees payable to the Lender pursuant to the provisions of this Note and the Loan Agreement and any and all other Obligations then outstanding and due and payable.

(c)           Interest Calculation.  For purposes of interest calculation only, (i) a payment by check, draft, or other instrument received on a Business Day shall be deemed to have been applied to the relevant Obligation on the second following Business Day, (ii) a payment in cash or by wire transfer received at or before 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the Business Day when it is received, and (iii) a payment in cash or by wire transfer received on a day that is not a Business Day or after 2:00 p.m., St. Louis, Missouri time, on a Business Day shall be deemed to have been applied to the relevant Obligation on the next Business Day.

(d)           Due Dates Not on Business Days.  If any payment required hereunder becomes due on a date that is not a Business Day, then such payment shall be due on the next Business Day, the amount of such payment, in such case, to include all interest accrued to the date of actual payment.

(e)           Prepayments Generally.  The Borrower shall have the right to prepay the unpaid principal balance of the indebtedness evidenced by this Note in whole or in part, without penalty.  All prepayments, whether voluntary or mandatory pursuant to acceleration, shall be applied first to any expenses due Lender under this Note or under any other documents securing or evidencing obligations of Borrower to Lender with respect to the Loan, then to accrued interest on the unpaid principal balance of this Note, and the balance, if any, shall be applied to

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the principal sum hereof in inverse order of maturity and shall not relieve Borrower of making installment payments hereon when due. Amounts prepaid may be re-advanced to Borrower in accordance with the terms and conditions of the Loan Agreement.

5.           Oral Agreements.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

6.           Default; Remedies after a Default.  Any one or more of the following constitutes an Event of Default hereunder:  (a) the occurrence of any Event of Default under (or as defined in) the Loan Agreement; or (b) the occurrence of an Event of Default under (or as defined in) any of the other Loan Documents.  Upon the occurrence of an Event of Default, the remedies available to Lender shall include, but will not necessarily be limited to, the right to declare the entire principal balance hereof and accrued and unpaid interest thereon immediately due and payable and those other remedies specified in the Loan Agreement and in the other Loan Documents.

7.           Expenses; Indemnification.  The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, administration, modification, amendment, and enforcement (whether through legal proceedings, negotiations or otherwise) of this Note or any of the other Loan Documents (such costs and expenses to include, without limitation, the reasonable fees and disbursements of legal counsel).  The Borrower agrees to indemnify and hold harmless the Lender and each of its directors, officers, employees, agents, affiliates, and advisors from and against any and all claims, damages, losses, liabilities, and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) which may be incurred by or asserted against the Lender or any such director, officer, employee, agent, affiliate, or advisor in connection with or arising out of any investigation, subpoena, litigation, or proceeding related to or arising out of this Note or any of the other Loan Documents or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs, or expenses incurred by reason of the gross negligence, willful misconduct, or bad faith of the indemnitee).  The obligations of the Borrower under this paragraph shall survive the payment in full of the indebtedness evidenced by this Note or by any Other Note.

8.           Assignment.  The Lender may assign to one or more banks or other entities all or a portion of its rights under this Note.  In the event of an assignment of all of its rights, the Lender may transfer this Note to the assignee.  The Lender may, in connection with any assignment or proposed assignment, disclose to the assignee or proposed assignee any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.

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9.           Amendments, etc.  No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and separately acknowledged in writing by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.           Governing Law.  This Note shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of Missouri applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws, principles or rules.

11.           Right of Set-off. At any time that an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to place an administrative hold upon or to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Note or any Other Note and although the Obligations may be unmatured.  The Lender agrees promptly to notify the Borrower after any such administrative hold, set-off and/or application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such administrative hold, set-off and/or application.  The rights of the Lender under this paragraph shall be in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have under applicable law.

12.           Notices.  All notices hereunder and under the Loan Documents shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid.  Notices to the Lender shall be sent to the Lender’s Address.  Notices to the Borrower shall be sent to the Borrower’s Address until the Borrower specifies another address in a notice delivered to the Lender in accordance with this paragraph.  Notice will be deemed received upon actual receipt at the Lender’s Address or the Borrower’s Address, as the case may be.

13.           Consent to Jurisdiction; Waiver of Venue Objection; Service of Process.  WITHOUT LIMITING THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR AGAINST PROPERTY OF THE BORROWER ARISING OUT OF OR RELATING TO THIS NOTE (AN “ACTION”) IN THE COURTS OF OTHER JURISDICTIONS, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY FEDERAL COURT SITTING IN ST. LOUIS CITY OR COUNTY, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH MISSOURI STATE COURT OR IN SUCH FEDERAL COURT.  THE BORROWER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT THE BORROWER MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE

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TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE BORROWER’S ADDRESS. SUCH SERVICE WILL BE COMPLETE ON THE DATE SUCH PROCESS IS SO DELIVERED, AND THE BORROWER WILL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW. THE BORROWER MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE BORROWER’S TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

14.           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY WAIVES AND DISCLAIMS ANY RIGHT TO TRIAL BY JURY (WHICH THE LENDER ALSO WAIVES AND DISCLAIMS) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS NOTE.

15.           Collateral.  This Note is secured as provided in the Loan Agreement.

16.           Miscellaneous.  No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

17.           Superseding Note.  This Note supersedes and replaces all other promissory notes labeled “Loan Number Two” executed between the parties hereto in connection with the Loan Agreement, including the Promissory Note dated July 20, 2004, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July, 2005, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2006, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2007 in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2008 in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2009, in the principal face amount of $500,000 executed by Borrower to the order of Lender, the Promissory Note dated July 1, 2010, in the principal face amount of $1,000,000 executed by Borrower to the order of Lender, the Promissory Note dated August 1, 2011 in the principal face amount of $2,000,000 executed by Borrower to the order of Lender, and the Promissory Note dated August 1, 2012 in the principal face amount of $2,000,000 executed by Borrower to the order of Lender (collectively, the “Prior Notes”).  Upon the Lender’s acceptance of this Note and the satisfaction and occurrence of each of the conditions precedent to the effectiveness of this Note, the Prior Notes shall be deemed canceled and of no further force or effect; provided, however, that (i) nothing in the foregoing shall be deemed to waive any outstanding principal, accrued interest, fees, or late charges under the Prior Notes, and (ii) the execution, delivery, and/or acceptance of this Note shall not be deemed to have terminated, extinguished, released, constituted a novation of, or discharged the

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indebtedness evidenced under the Prior Notes, which indebtedness shall continue under and be governed by this Note. No reference to this Note need be made in any instrument or document at any time referring to the Prior Notes, a reference to the Prior Notes in any such instrument or document to be deemed to be reference to this Note as the same may be amended, restated, modified, extended, and/or supplemented from time to time. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to the Borrower’s obligations hereunder and under any other document relating hereto.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

THIS AGREEMENT CONTAINS A BINDING JURY WAIVER PROVISION.

“BORROWER” THE FEMALE HEALTH COMPANY

By:
Name:	O.B. Parrish
Title:	Chairman and CEO

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

On this __ day of ___________, 2013, before me appeared O.B. Parrish, in his capacity as Chairman and CEO of The Female Health Company, a Wisconsin corporation, to me personally known, who, being by me duly sworn, did say that he is the Chairman and CEO of The Female Health Company, a Wisconsin corporation, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors, and said O.B. Parrish, as Chairman and CEO, acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My Commission Expires:

Borrower’s Address:
515 N. State Street
Suite 2225
Chicago, Illinois  60654

Signature Page

ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST
DATE	AMOUNT OF ADVANCE	AMOUNT OF PRINCIPAL PAID OR PREPAID	AMOUNT OF INTEREST PAID	UNPAID PRINCIPAL BALANCE OF ADVANCES	NOTATION MADE BY

SCHEDULE A

Definitions

“Affiliate” means, with respect to a Person, (a) any officer, director, employee, member or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 5% or more of any class of voting stock or partnership, membership or other interest of such Person or any Subsidiary of such Person, or (iii) 5% or more of the voting stock or partnership, membership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Base Rate” means, for any day, the prime rate established and announced by Lender from time to time in the ordinary course of its business (which rate may not be the best or lowest rate offered to Lender’s corporate customers), provided, that if such Base Rate is discontinued or replaced by a comparable rate, then it shall mean the comparable rate.

“Borrower” means THE FEMALE HEALTH COMPANY, a Wisconsin corporation.

“Borrower’s Address” means 515 N. State Street, Suite 2225, Chicago, Illinois 60654.

 “Borrowing Officer” means each individual of Borrower who is duly authorized by Borrower to submit a request for a Loan Advance.

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks in St. Louis, Missouri are authorized to close.

“Commitment” means the agreement of the Lender to fund advances to the Borrower in an aggregate principal amount not to exceed, at any time outstanding, US $2,000,000.00.

“Default Rate” means a rate of interest equal to four percent per annum (4%) in excess of the Stated Rate.

“Dollar” and “$” means freely transferable United States dollars.

“Effective Date” means the later of (a) the Agreement Date, as defined in the Loan Agreement, and (b) the first date on which all of the conditions set forth in Section 4.1 of the Loan Agreement shall have been fulfilled or waived by the Lender.

“Events of Default” has the meaning specified in paragraph 6 of this Note, or any Event of Default as defined in the Loan Agreement.

“Lender” means Heartland Bank, a federal savings bank, and its successors and assigns.

“Lender’s Address” means 212 S. Central Avenue, Clayton, Missouri 63105.

“Loans” means any loan made to Borrower pursuant to Section 2.1 of the Loan Agreement and all extensions, renewals and modifications thereto, as well as all such Loans collectively.

“Loan Agreement” means that certain Second Amended and Restated Loan Agreement entered into by and between Lender and Borrower, dated as of August 1, 2011, as amended by a First Amendment to Second Amended and Restated Loan Agreement dated as of the date herewith, and as amended by a Second Amendment to Second Amended and Restated Loan Agreement dated as of the date herewith as the same may be amended, modified, or restated.

“Loan Documents” means, collectively, this Note, the Loan Agreement, the Security Agreement, and each other instrument, agreement and document executed and delivered by Borrower in connection with this Note and each other instrument, agreement, or document referred to herein or contemplated hereby.

“Material Adverse Effect” means any act, omission, event or undertaking which would, singly or in the aggregate, have a material adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower, (b) upon the ability of Borrower to perform any obligations under this Note or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

“Maturity Date” means August 1, 2014.

“Note” means this Promissory Note and any and all amendments, modifications, restatements, renewals or refinancings thereof.

“Obligations” means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on, and expenses related to, the Loans and (b) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of Borrower to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of the Loans, this Note, any Note or any of the other Loan Documents.

“Obligors” means Borrower, and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Obligations.

“Other Note” means any promissory note which may be given in renewal or extension of all or any part of the indebtedness evidenced by this Note or which may amend or restate the terms pursuant to which such indebtedness is to remain outstanding.

“Overdue Rate” means, in respect of any amount not paid when due under this Note or any Other Note, a rate per annum during the period commencing on the due date of such amount until such amount is paid in full equal to 4% per annum in excess of the Stated Rate.

“Person” means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Stated Rate” means a rate of interest of Base Rate plus .50% per annum (each change in the Base Rate will result in a simultaneous change in the Stated Rate).

EXHIBIT A

FORM OF REQUEST FOR AN ADVANCE

Heartland Bank
212 South Central Avenue
St. Louis, Missouri  63105
Attn.:

Re:
Promissory Note, dated as of August 1, 2013 between THE FEMALE HEALTH COMPANY (“Borrower”) and HEARTLAND BANK (“Lender”), as it may be amended, modified, restated, or replaced from time to time (the “Note”)

Ladies and Gentlemen:

The undersigned is a Borrowing Officer and, as such is authorized to make and deliver this request for an advance pursuant to the Note.  All capitalized words used herein that are defined in the Note have the meanings defined in the Note.

Borrower hereby requests that Lender make a Loan of $__________ to Borrower under the terms of the Note dated August 1, 2013.  The proceeds of the advance should be deposited in account number ___________________________ with [Lender].

The undersigned hereby certifies on behalf of Borrower that:

(i)           There is no Event of Default.

(ii)	The representations and warranties of Borrower in the Loan Agreement are true as if made on the date hereof.

(iii)	The amount of the requested advance will not, when added to the current amount of the aggregate Loans exceed the Commitment.

(iv)	All conditions precedent to an advance as set forth in the Loan Agreement have been satisfied.

(v)	The proceeds of this advance will be used for the following purpose: ____________________________________________________.

Executed this _____ day of _______, 20__.

THE FEMALE HEALTH COMPANY

By:
Name:
Title: